Exhibit 99.1 Phase 2 Trial of Mecbotamab Vedotin (BA3011), CAB-AXL-ADC, Alone or in Combination with Nivolumab in Patients with Non- Squamous NSCLC BA3011 AXL NSCLC December 4, 2023 BioAtla | Overview 1 confidential

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Phase 2 BA3011 Non-Squamous NSCLC Monotherapy 1.8 mg/kg Q2W shows encouraging efficacy signals Data Cut Date: 30Jun23 Prior PD-1/L1 treatment EGFR wild-type (N=15) Prior PD-1/L1 treatment (N=18) Best Overall Response, n (%) Confirmed PR 3 (20.0) 3 (16.7) Unconfirmed PR 2 (13.3) 2 (11.1) SD 7 (46.7) 10 (55.6) PD 2 (13.3) 2 (11.1) NA (early discontinuation due to AE) 1 (6.7) 1 (5.6) Response Rate n (%) 5 (33.3) 5 (27.8) Exact 95% CI 11.8, 61.6 9.7, 53.5 Disease Control Rate n (%) 8 (53.3) 10 (55.6) Exact 95% CI 26.6, 78.7 30.8, 78.5 • Monotherapy median Duration of Response was estimated to be 4.8 months with a range of 2.3-12.1+ months* * • Combination therapy (n=17) : o Evaluable patients (majority with 4+ prior lines of therapy) received BA3011 + nivolumab o One patient experienced an ongoing complete response (CR), 2 patients experienced PR, and 8 patients experienced stable disease (SD) BioAtla | Overview 13 *As of November 20, 2023

BA3011-002 NSCLC interim analysis BA3011 Monotherapy 1.8 mg/kg Q2W confirmed BioAtla | Overview 14 Data Cut Date: 30Jun23

BA3011-002 NSCLC interim analysis BA3011 Monotherapy 1.8 mg/kg Q2W BioAtla | Overview 15 Data Cut Date: 30Jun23

Summary of Treatment Emergent Adverse Events (non-squamous NSCLC) BA3011 BA3011 + Total monotherapy nivolumab (N=40) (n=23) (n=17) TEAEs with CTCAE grade 3 or 4 15 (65.2) 8 (47.1) 23 (57.5) Related grade 3 or 4 AEs 8 (34.8) 3 (17.6) 11 (27.5) Any serious TEAEs 9 (39.1) 5 (29.4) 14 (35.0) Related SAEs 3 (13.0) 1 (5.9) 4 (10.0) TEAEs leading to treatment d/c 1 (4.3) 1 (5.9) 2 (5.0) Related AEs leading to treatment d/c 1 (4.3) 1 (5.9) 2 (5.0) TEAEs leading to death 0 1 (5.9) 1 (2.5) Related AEs leading to death 0 0 0 BioAtla | Overview 19 Data Cut Date: 30Jun23

Treatment Emergent Adverse Events (Non-Squamous NSCLC) * Any grade (≥15% of patients) OR grade ≥3 (≥3% of patients) in the study population Preferred term TEAEs of any grade, n (%) TEAEs of grade 3, n (%) Fatigue 14 (35.0) 1 (2.5) Diarrhea 10 (25.0) 1 (2.5) Constipation 9 (22.5) 0 Decreased appetite 9 (22.5) 1 (2.5) Anemia 8 (20.0) 2 (5.0) Nausea 8 (20.0) 0 Peripheral neuropathy 7 (17.5) 1 (2.5) Increased AST 7 (17.5) 3 (7.5) Dyspnea 6 (15.0) 2 (5.0) Neutropenia 6 (15.0) 2 (5.0) Increased ALT 5 (12.5) 3 (7.5) * No grade 4+ TEAEs among most frequent. BioAtla | Overview 20 Data Cut Date: 30Jun23

BA3011 NSCLC Randomized Registrational Study Design Two Potentially Registrational Paths Enabled via the FDA Type C Meeting nd 2 Line + • Open-label; control: docetaxel • Patients with NSCLC who have been previously treated with at least one prior line of therapy for metastatic disease • Dual primary endpoints: Progression Free Survival and Overall Survival rd 3 Line + • Blinded; control: chemo monotherapy • Patients with NSCLC who have been previously treated with at least two prior lines of therapy for metastatic disease • Primary endpoint: Overall Survival BioAtla | Overview 23